--------------------------------------------------------------------------------
                             NEWS RELEASE                         Exhibit 99

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           Northern Trust Corporation
                             50 South LaSalle Street
                             Chicago, Illinois 60675
                    Contact: Bev Fleming, Investor Relations
                                (312) 444-7811 or
                      Katherine Sopranos, Public Relations
Release #01522                 (312) 444-4281       http://www.northerntrust.com
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE
---------------------

NORTHERN TRUST CORPORATION REPORTS 2001 FOURTH QUARTER EARNINGS OF $.45 PER
SHARE.

(Chicago, January 14, 2002) Northern Trust Corporation reported net income per common share of $.45 for the fourth quarter, a decrease of 17% from the $.54 per share earned a year ago. This decline resulted from a $45.0 million provision for credit losses in the quarter, compared to $5.0 million in the fourth quarter last year. Net income totaled $102.4 million, compared to $125.5 million earned in the fourth quarter of last year.

         For the full year net income per common share was a record $2.11, compared to $2.08 in 2000. Net income for the year was also a record $487.5 million, up from $485.1 million earned last year. This performance resulted in a return on average common equity of 19.3%.

         William A. Osborn, Chairman and Chief Executive Officer, commented, "Although this quarter's large credit loss provision caused a decline in quarterly earnings, even in this difficult environment, full year performance was at a record level. We took this provision to address aggressively our credit exposure to Enron Corp. which filed for bankruptcy on December 2nd, as well as other credit risks stemming from the economic recession.

         New business momentum continued to help us meet the challenges of the year. Trust fees were up 3% for the year, in the face of sharp declines in worldwide equity markets. It is noteworthy that our trust assets under administration of $1.68 trillion were unchanged from December 2000, and assets under management of $330.1 billion were only 2% below last year's levels despite the 13% yearly decline in the S&P 500 equity index. Our people

                                     -more-
also did an outstanding job managing the business during this challenging year. Our quarterly noninterest expenses declined 1%, contributing to a record 162% productivity ratio for the year.

         As we enter 2002, with equity markets improving and signaling an expectation of an economic recovery, we believe Northern Trust is in a strong position to grow and attract new business in our targeted markets."

                      FOURTH QUARTER PERFORMANCE HIGHLIGHTS

         Revenues of $550.0 million were essentially unchanged from $549.7 million in last year's fourth quarter. Trust fees were $304.1 million in the quarter compared to $304.9 million in the fourth quarter of last year. Trust fees represented 55% of total fourth quarter revenues and total fee-related income represented 70% of total revenues.

         Trust fees from Personal Financial Services (PFS) in the quarter totaled $150.7 million, compared to $156.6 million in the year-ago quarter. The decline in PFS trust fees resulted from sharply lower equity markets partially offset by new business. Personal trust assets under administration totaled $166.8 billion at December 31, 2001 compared to $168.8 billion at December 31, 2000. Of the total assets under administration, $94.0 billion is managed by Northern Trust, compared to $98.1 billion one year ago. Net new recurring PFS trust business sold during 2001 totaled approximately $63 million in annualized fees.

         Trust fees from Corporate & Institutional Services (C&IS) in the quarter increased 3% to $153.4 million, compared to $148.3 million in the year-ago quarter. Securities lending fees increased 38% to $33.7 million and were the principal contributor to the overall increase. The securities lending growth reflected higher volumes, as well as increased spreads earned on the investment of collateral. Reflecting lower equity markets, custody fees declined 12% to $47.1 million. Fees from asset management totaled $46.6 million, up 7% from the $43.4 million in the year-ago quarter. Northern Trust Retirement Consulting, L.L.C. recorded fees of $16.0 million, compared to $17.6 million in last year's fourth quarter.

                                     -more-

         C&IS trust assets under administration totaled $1.52 trillion at December 31, 2001, compared to $1.51 trillion at December 31, 2000. Of the C&IS trust assets under administration, $236.1 billion is managed by Northern Trust, down slightly from $239.9 billion at December 31, 2000. Trust assets under administration include $452.2 billion of global custody assets, up 17% from a year ago, reflecting especially strong new business in this area. Net new recurring C&IS trust business sold during 2001 totaled approximately $71 million in annualized fees.

         Foreign exchange trading profits were $27.2 million for the quarter, compared to $37.2 million in the third quarter of this year and $39.0 million in the fourth quarter of 2000. Northern Trust's foreign exchange client volumes were lower and volatility in major currencies declined, resulting in reduced revenues for the quarter.

         Treasury management revenues, which include both fees and the computed value of compensating deposit balances, were $29.1 million, up 6% from last year's fourth quarter due to new business and higher transaction volumes from existing clients. The fee portion of these revenues in the quarter was $22.4 million, up 24% from $18.1 million in the comparable quarter last year, partly as a result of more clients electing to pay for services in fees rather than in compensating deposit balances. Revenues from security commissions and trading income were $9.3 million, up 12% from the prior year due to strong growth in commissions on fixed income security trades.

         Other operating income was $23.4 million for the fourth quarter compared to $19.2 million in the same period last year. The increase reflects higher loan service and standby letter of credit fees, gains on the sale of lease residuals and earnings from the lockbox joint venture.

         Net interest income for the quarter, stated on a fully taxable equivalent basis, totaled $163.6 million, up 2% from the $159.9 million reported in the prior year quarter. Although total average earning assets of $31.9 billion were down 2% from last year's fourth quarter, the net

                                     -more-
interest margin improved to 2.04% from 1.96%. The interest margin benefited from loan growth of 2% to $17.8 billion and the favorable impact of lower short-term interest rates during the quarter on average funding costs.

         The provision for credit losses was increased to $45.0 million in the quarter compared to $5.0 million in both the third quarter of 2001 and last year's fourth quarter. Net charge-offs in the quarter also increased significantly and totaled $41.5 million. Over half of the credit provision and charge-offs in the quarter related to the Enron Corp. bankruptcy filing. Enron Corp. related loans totaled $43.5 million, of which $24.5 million is unsecured and $19.0 million is secured. The charge-offs and quarterly provision also addressed the credit exposure on other loans negatively impacted by the economic recession.

         Nonperforming assets totaled $109.5 million at December 31, 2001, down from $115.8 million at September 30, 2001. The reserve for credit losses at December 31, 2001, was $161.6 million, up from $158.1 million at September 30, 2001. Nonaccrual loans of $108.7 million at quarter-end represented .60% of total loans and were covered 1.5 times by the reserve.

         Noninterest expenses totaled $339.9 million for the quarter, a 1% decline from $342.3 million in the year-ago quarter. Expenses continue to be closely monitored through various initiatives implemented by management to control certain expense categories, including controlling staff levels, limiting staff-related and other discretionary expenses, and modifying some cash incentive plans for 2001 to include a stock option grant component.

         Compensation and employee benefits represented 57% of total operating expenses and totaled $192.6 million, down 4% from a year ago. Staff growth and salary increases were more than offset by lower performance-based pay. Staff on a full-time equivalent basis at December 31, 2001 totaled 9,453, an annual increase of 3%, after adjusting for the impact of the lockbox joint venture. This compares with staff growth of 10% in 2000.

                                     -more-

         Other expense categories reflect increased costs associated with technology investments, office expansion, operating costs relating to the significant growth in transaction volumes, and payments made to the lockbox joint venture. These increases were partially offset by initiatives to manage costs that resulted in decreases in various expenses, including business promotion, travel and hiring costs. The prior year also included a charge associated with the planned relocation of the London Branch.

                                  BALANCE SHEET

         Balance sheet assets averaged $35.5 billion for the quarter, down 2% from last year's fourth quarter average of $36.1 billion. Loans and leases averaged $17.8 billion for the quarter, an increase of $433 million or 2%. Residential mortgages increased $613 million, or 9%, to average $7.4 billion for the quarter and represented 41% of the total loan portfolio. Commercial and industrial loans averaged $4.9 billion, essentially unchanged from a year ago, while personal loans declined 6% to $2.1 billion. The securities portfolio decreased 36% to average $6.2 billion during the period while money market assets averaged $7.8 billion, up from $5.4 billion last year.

         Common stockholders' equity averaged a record $2.6 billion, up 15% from last year's fourth quarter. The increase primarily reflects the retention of earnings, offset in part by the repurchase of common stock pursuant to the Corporation's share buyback program. During the quarter, the Corporation acquired a total of 828,313 shares at a cost of $45.3 million. An additional 4.6 million shares may be purchased after December 31, 2001 under the current share buyback program.

                       PERFORMANCE HIGHLIGHTS - FULL YEAR

         Net income per common share increased 1% to $2.11 in 2001. Net income increased to $487.5 million from $485.1 million earned last year and resulted in a return on average common equity of 19.34% and a productivity ratio of 162%.

                                     -more-

         Total revenues increased 3% from 2000 levels. Trust fees totaled $1.23 billion, up 3% from $1.20 billion last year. Foreign exchange trading profits totaled $139.8 million, 8% below the $152.7 million in the prior year. Treasury management revenues from both fees and the computed value of compensating deposit balances increased 8% to $115.3 million. Net interest income, stated on a fully taxable equivalent basis, totaled $647.9 million, up 4% from $621.9 million reported last year.

         The $66.5 million provision for credit losses was $42.5 million higher than the $24.0 million required in 2000. Net charge-offs totaled $67.8 million and represented .38% of average loans compared to $12.0 million or .07% of average loans in 2000. Noninterest expenses were up 2% and totaled $1.38 billion compared to $1.35 billion a year ago.

                           FORWARD-LOOKING STATEMENTS

         This news release may be deemed to include forward-looking statements, such as statements that relate to Northern Trust's financial goals, dividend policy, expansion and business development plans, business prospects and positioning with respect to market and pricing trends, new business results and outlook, changes in securities market prices, credit quality, planned capital expenditures and technology spending, and the effect of any extraordinary events and various other matters (including changes in accounting standards and interpretations) on Northern Trust's business and results. Actual results could differ materially from those indicated by these statements. Northern Trust Corporation's 2000 Annual Report to Shareholders, including the section of Management's Discussion and Analysis captioned "Factors Affecting Future Results," and periodic reports to the Securities and Exchange Commission contain additional information about factors that could affect actual results, including certain economic, interest rate, market and credit risks, competitive conditions, Northern Trust's success in executing various parts of its business plans, technology risks, including material systems interruptions or errors, and risks associated with changes in the regulatory framework resulting from enactment of the Gramm-Leach-Bliley Act of 1999 and other regulatory changes and factors. All forward-looking statements included in this news release are based on information available at the time of the release, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

                                     -more-

               WEBCAST OF FOURTH QUARTER EARNINGS CONFERENCE CALL

         Northern Trust's fourth quarter earnings conference call will be webcast live on Monday, January 14, 2002. The Internet webcast opens the call to all investors, allowing them to listen to the Chief Financial Officer's comments. The live call will be conducted at 11 a.m. CT and is accessible on Northern Trust's web site at:

         http://www.northerntrust.com/aboutus/news/financial_releases.html

The only authorized rebroadcast of the live call will be available on Northern Trust's web site beginning at approximately 1:00 p.m. CT on January 14, 2002 until 6:00 p.m. on January 21, 2002. Participants will need Windows Mediatm software, which can be downloaded free through Northern's web site. This earnings release can also be accessed at the above web address.

                                       ///

                           NORTHERN TRUST CORPORATION
                (Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS
-------------------------------
($ In Millions Except Per Share Data)                                           FOURTH QUARTER
------------------------------------                          -------------------------------------------------
                                                                 2001              2000            % Change (*)
                                                              -------------------------------------------------
                                                              -----------
Noninterest Income
     Trust Fees                                                  $  304.1          $  304.9                  0 %
     Foreign Exchange Trading Profits                                27.2              39.0                (30)
     Treasury Management Fees                                        22.4              18.1                 24
     Security Commissions & Trading Income                            9.3               8.4                 12
     Other Operating Income                                          23.4              19.2                 21
     Investment Security Transactions                                   -               0.2                N/M
                                                              -----------       -----------        -----------
Total Noninterest Income                                            386.4             389.8                 (1)

Interest Income (Taxable Equivalent)                                354.1             558.4                (37)
Interest Expense                                                    190.5             398.5                (52)
                                                              -----------       -----------        -----------
Net Interest Income (Taxable Equivalent)                            163.6             159.9                  2

Total Revenue (Taxable Equivalent)                                  550.0             549.7                0.1

Noninterest Expenses
     Compensation                                                   165.8             174.5                 (5)
     Employee Benefits                                               26.8              25.3                  6
     Occupancy Expense                                               24.4              22.5                  8
     Equipment Expense                                               22.1              18.6                 19
     Other Operating Expenses                                       100.8             101.4                 (1)
                                                              -----------       -----------        -----------
Total Noninterest Expenses                                          339.9             342.3               (0.7)

Provision for Credit Losses                                          45.0               5.0                N/M
Taxable Equivalent Adjustment                                        11.8              14.3                (18)
                                                              -----------       -----------        -----------
Income before Income Taxes                                          153.3             188.1                (18)
Provision for Income Taxes                                           50.9              62.6                (19)
                                                              -----------       -----------        -----------

NET INCOME                                                       $  102.4          $  125.5                (18)%
                                                              ===========       ===========        ===========

Net Income Per Common Share
     Basic                                                       $   0.46          $   0.56                (18)%
     Diluted                                                         0.45              0.54                (17)

Return on Average Common Equity                                     15.45 %           21.77 %
Average Common Equity                                            $2,611.4          $2,266.7                 15 %
Return on Average Assets                                             1.14 %            1.38 %

Common Dividend Declared per Share                               $   0.17          $  0.155                 10 %
Preferred Dividends (millions)                                        0.7               1.5                (53)

Average Common Shares Outstanding (000s)
     Basic                                                        220,985           220,890
     Diluted                                                      227,827           230,913
Common Shares Outstanding (EOP)                                   221,647           222,232
                                                              -----------

 (*) Percentage change calculations are based on actual balances rather than the rounded amounts presented in Supplemental Consolidated Financial Information.
Note: Certain reclassifications have been made to prior periods' financial statements to place them on a basis comparable with the current period's financial statements.

                        NORTHERN TRUST CORPORATION
                (Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS
-------------------------------
($ In Millions Except Per Share Data)                                           TWELVE MONTHS
-----------------------------------                           -------------------------------------------------
                                                                 2001               2000            % Change (*)
                                                              -------------------------------------------------
                                                              -----------
Noninterest Income
     Trust Fees                                                  $1,231.3          $1,201.2                  3 %
     Foreign Exchange Trading Profits                               139.8             152.7                 (8)
     Treasury Management Fees                                        84.1              71.5                 18
     Security Commissions & Trading Income                           35.5              34.3                  4
     Other Operating Income                                          89.3              77.1                 16
     Investment Security Transactions                                   -               0.2                N/M
                                                              -----------       -----------        -----------
Total Noninterest Income                                          1,580.0           1,537.0                  3

Interest Income (Taxable Equivalent)                              1,734.1           2,064.4                (16)
Interest Expense                                                  1,086.2           1,442.5                (25)
                                                              -----------       -----------        -----------
Net Interest Income (Taxable Equivalent)                            647.9             621.9                  4

Total Revenue (Taxable Equivalent)                                2,227.9           2,158.9                3.2

Noninterest Expenses
     Compensation                                                   685.8             689.1                  0
     Employee Benefits                                              122.2             109.3                 12
     Occupancy Expense                                              100.2              87.3                 15
     Equipment Expense                                               85.7              73.1                 17
     Other Operating Expenses                                       383.0             392.7                 (2)
                                                              -----------       ------------       -----------
Total Noninterest Expenses                                        1,376.9           1,351.5                1.9

Provision for Credit Losses                                          66.5              24.0                177
Taxable Equivalent Adjustment                                        52.6              53.3                 (2)
                                                              -----------       ------------       -----------
Income before Income Taxes                                          731.9             730.1                  0
Provision for Income Taxes                                          244.4             245.0                  0
                                                              -----------       ------------       -----------

NET INCOME                                                       $  487.5          $  485.1                  0 %
                                                              ===========       ============       ===========

Net Income Per Common Share
     Basic                                                       $   2.18          $   2.17                  0 %
     Diluted                                                         2.11              2.08                  1

Return on Average Common Equity                                     19.34 %           22.09 %
Average Common Equity                                            $2,500.2          $2,169.7                 15 %
Return on Average Assets                                             1.37 %            1.43 %

Common Dividends Declared per Share                              $  0.635          $   0.56                 13 %
Preferred Dividends (millions)                                        4.1               5.7                (29)

Average Common Shares Outstanding (000s)
     Basic                                                        221,426           220,961
     Diluted                                                      228,971           230,613
Common Shares Outstanding (EOP)                                   221,647           222,232
                                                              -----------

                           NORTHERN TRUST CORPORATION
                (Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)
-----------------------------
                                                                        DECEMBER 31
                                                        -----------------------------------------------------
                                                             2001                2000            % Change (*)
                                                        -----------------------------------------------------
Assets
-------
                                                        ---------------
   Money Market Assets                                       $10,546.0           $ 5,864.9                 80 %
   Securities
       U.S. Government                                           158.9               229.6                (31)
       Federal Agency and Other                                5,594.4             6,575.2                (15)
       Municipal                                                 558.9               451.4                 24
       Trading Account                                            18.9                13.4                 42
                                                        ---------------      --------------      ------------
   Total Securities                                            6,331.1             7,269.6                (13)
   Loans and Leases                                           17,979.9            18,144.6                 (1)
                                                        ---------------      --------------      ------------
   Total Earning Assets                                       34,857.0            31,279.1                 11
   Reserve for Credit Losses                                    (161.6)             (162.9)                (1)
   Cash and Due from Banks                                     2,592.3             2,287.8                 13
   Trust Security Settlement Receivables                         571.4               615.2                 (7)
   Buildings and Equipment                                       488.7               448.1                  9
   Other Nonearning Assets                                     1,316.7             1,555.0                (15)
                                                        ---------------      --------------      ------------
  Total Assets                                               $39,664.5           $36,022.3                 10 %
                                                        ===============      ==============      ============

Liabilities and Stockholders' Equity
------------------------------------
   Interest-Bearing Deposits
       Savings                                               $ 8,832.9           $ 7,852.9                 12 %
       Other Time                                                404.6               427.3                 (5)
       Foreign Office Time                                     8,671.7             9,172.5                 (5)
                                                        ---------------      --------------      ------------
   Total Interest-Bearing Deposits                            17,909.2            17,452.7                  3
   Borrowed Funds                                              9,201.8             7,964.0                 16
   Senior Notes and Long-Term Debt                             1,484.5             1,405.7                  6
                                                        ---------------      --------------      ------------
   Total Interest-Related Funds                               28,595.5            26,822.4                  7
   Demand & Other Noninterest-Bearing Deposits                 7,110.1             5,375.2                 32
   Other Liabilities                                           1,185.4             1,362.5                (13)
                                                        ---------------      --------------      ------------
   Total Liabilities                                          36,891.0            33,560.1                 10
   Common Equity                                               2,653.5             2,342.2                 13
   Preferred Equity                                              120.0               120.0                  0
                                                        ---------------      --------------      ------------
  Total Liabilities and Stockholders' Equity                 $39,664.5           $36,022.3                 10 %
                                                        ---------------      ==============      ============

                           NORTHERN TRUST CORPORATION
                (Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET ($ IN MILLIONS)
-------------------------------------
                                                                           FOURTH QUARTER
                                                        -----------------------------------------------------
                                                             2001                2000            % Change (*)
                                                        -----------------------------------------------------
Assets
------
                                                        ---------------
   Money Market Assets                                       $ 7,825.9           $ 5,426.7                 44 %
   Securities
       U.S. Government                                           159.8               231.8                (31)
       Federal Agency and Other                                5,522.6             8,995.1                (39)
       Municipal                                                 535.3               461.8                 16
       Trading Account                                            12.2                12.3                  0
                                                        ---------------      --------------      ------------
   Total Securities                                            6,229.9             9,701.0                (36)
   Loans and Leases                                           17,837.5            17,404.0                  2
                                                        ---------------      --------------      ------------
   Total Earning Assets                                       31,893.3            32,531.7                 (2)
   Reserve for Credit Losses                                    (159.8)             (160.4)                 0
   Nonearning Assets                                           3,753.1             3,711.5                  1
                                                        ---------------      --------------      ------------
  Total Assets                                               $35,486.6           $36,082.8                 (2)%
                                                        ===============      ==============      ============

Liabilities and Stockholders' Equity
------------------------------------
   Interest-Bearing Deposits
       Savings                                               $ 8,092.3           $ 7,618.0                  6 %
       Other Time                                                569.7               732.3                (22)
       Foreign Office Time                                     8,701.2             8,728.3                  0
                                                        ---------------      --------------      ------------
   Total Interest-Bearing Deposits                            17,363.2            17,078.6                  2
   Borrowed Funds                                              7,816.0             9,192.9                (15)
   Senior Notes and Long-Term Debt                             1,484.6             1,405.8                  6
                                                        ---------------      --------------      ------------
   Total Interest-Related Funds                               26,663.8            27,677.3                 (4)
   Demand & Other Noninterest-Bearing Deposits                 4,917.8             4,779.8                  3
   Other Liabilities                                           1,173.6             1,239.0                 (5)
                                                        ---------------      --------------      ------------
   Total Liabilities                                          32,755.2            33,696.1                 (3)
   Common Equity                                               2,611.4             2,266.7                 15
   Preferred Equity                                              120.0               120.0                  0
                                                        ---------------      --------------      ------------
  Total Liabilities and Stockholders' Equity                 $35,486.6           $36,082.8                 (2)%
                                                        ---------------      ==============      ============

                           NORTHERN TRUST CORPORATION
                (Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA
---------------------                                                2001                                    2000
($ In Millions Except Per Share Data)                               Quarters                                Quarters
-------------------------------------               ----------------------------------------------------------------
                                                      Fourth         Third       Second        First        Fourth
                                                    ----------------------------------------------------------------
Net Income Summary
------------------                                  -----------
   Trust Fees                                          $  304.1     $  304.3     $  317.7     $  305.2      $  304.9
   Other Noninterest Income                                82.3         85.5         96.6         84.3          84.9
   Net Interest Income (Taxable Equivalent)               163.6        161.6        160.7        162.0         159.9
                                                    -----------    ---------    ---------    ---------    ----------
     Total Revenue (Taxable Equivalent)                   550.0        551.4        575.0        551.5         549.7
   Provision for Credit Losses                             45.0          5.0         11.5          5.0           5.0
   Noninterest Expenses                                   339.9        343.6        351.8        341.6         342.3
                                                    -----------    ---------    ---------    ---------    -----------
     Pretax Income (Taxable Equivalent)                   165.1        202.8        211.7        204.9         202.4
   Taxable Equivalent Adjustment                           11.8         12.6         14.3         13.9          14.3
   Provision for Income Taxes                              50.9         63.6         66.1         63.8          62.6
                                                    -----------    ---------    ---------    ---------    ----------
     Net Income                                        $  102.4     $  126.6     $  131.3     $  127.2      $  125.5
                                                    ===========    =========    =========    =========    ==========

Per Common Share
----------------
   Net Income - Basic                                  $   0.46     $   0.57     $   0.59        $0.57      $   0.56
              - Diluted                                    0.45         0.55         0.57         0.55          0.54
   Dividend Declared                                      0.170        0.155        0.155        0.155         0.155
   Book Value (EOP)                                       11.97        11.73        11.42        11.02         10.54
   Market Value (EOP)                                     60.22        52.48        62.50        62.50         81.56

Ratios
------
   Return on Average Common Equity                        15.45 %      19.63 %      21.10 %      21.53 %       21.77 %
   Return on Average Assets                                1.14         1.43         1.45         1.45          1.38
   Net Interest Margin                                     2.04         2.05         1.96         2.05          1.96
   Productivity Ratio  (*)                                  162 %        160 %        163 %        161 %         161 %
   Risk-based Capital Ratios
       Tier 1                                             10.88 %      10.58 %      10.45 %      10.08 %        9.78 %
       Total (Tier 1 + Tier 2)                            14.25        13.92        13.97        13.68         12.86
       Leverage                                            7.93         7.88         7.43         7.31          6.92

Trust Assets ($ in Billions) - EOP
----------------------------------
   Corporate                                           $1,517.8     $1,431.5     $1,516.0     $1,486.5      $1,515.0
   Personal                                               166.8        149.8        161.1        160.0         168.8
                                                    -----------    ---------    ---------    ---------    ----------
     Total Trust Assets                                $1,684.6     $1,581.3     $1,677.1     $1,646.5      $1,683.8
                                                    ===========    =========    =========    =========    ==========
   Memo:  Managed Assets                               $  330.1     $  327.5     $  341.5     $  336.6      $  338.0

Asset Quality ($ in Millions) - EOP
-----------------------------------
   Nonaccrual Loans                                    $  108.7     $  114.2     $  107.9     $  111.1      $   76.3
   Other Real Estate Owned (OREO)                           0.8          1.6          1.5          1.6           2.2
                                                    -----------    ---------    ---------    ---------    ----------
     Total Nonperforming Assets                        $  109.5     $  115.8     $  109.4     $  112.7      $   78.5
                                                    ===========    =========    =========    =========    ==========
     Nonperforming Assets / Loans & OREO                   0.61 %       0.62 %       0.60 %       0.63 %        0.43 %

   Gross Charge-offs                                   $   41.7     $    6.7     $   19.9     $    0.7      $    0.6
   Gross Recoveries                                         0.2          0.1          0.2          0.7           0.5
                                                    -----------    ---------    ---------    ----------   ----------
     Net Charge-offs                                   $   41.5     $    6.6     $   19.7     $    0.0      $    0.1
                                                    ===========    =========    =========    =========    ==========
   Net Charge-offs (Annualized) to Average Loans           0.93 %       0.15 %   $   0.44 %      0.001 %       0.002 %
   Reserve for Credit Losses                           $  161.6     $  158.1        159.7     $  167.9         162.9
   Reserve to Nonaccrual and Restructured Loans             149 %        138 %        148 %        151 %         213 %
                                                    -----------

  (*) The productivity ratio is defined as total revenue on a taxable equivalent basis divided by noninterest expenses.